JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this "Agreement"), dated as of December 12, 2003, is executed by BANK OF AMERICA, N.A., a national banking association ("Additional Lender"), in favor of the parties to the Credit Agreement referred to in Recital A below.

RECITALS

A. Pursuant to a Second Amended and Restated Credit Agreement, dated as of February 26, 2003 (as amended, supplemented or otherwise modified in accordance with its terms from time to time, the "Credit Agreement"), by and among (1) Wild Oats Markets, Inc., a Delaware corporation (the "Borrower"), (2) each of the financial institutions currently listed in Schedule I to the Credit Agreement (collectively, the "Lenders"), and (3) Wells Fargo Bank, National Association, a national banking association, as L/C Issuer, Swing Line Lender and administrative agent for the Lenders (in such capacity as administrative agent, the "Administrative Agent"), the Lenders have agreed to extend certain credit facilities to the Borrower upon the terms and subject to the conditions set forth therein.

B. Additional Lender will become a party to the Credit Agreement with certain rights and obligations thereunder and under the other Credit Documents upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Additional Lender hereby agrees as follows:

1. Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Credit Agreement.

2. Agreement to be Bound By Credit Agreement. Effective on the Effective Date (as defined in Section 3 below), Additional Lender hereby (a) accepts and assumes all rights and obligations under the Credit Documents of a Lender with the Commitment set forth on Attachment 1 hereto, including the portion of Revolving Loans and participations in the Letters of Credit outstanding on the Effective Date and commitments to purchase participations in Letters of Credit that are attributable to such Commitment (the "Assumed Rights and Obligations"), (b) agrees to be bound by the Credit Agreement as it would have been if it had been an original Lender party thereto, and (c) agrees to perform in accordance with their terms all of the obligations which are required under the Credit Documents to be performed by it as a Lender. Additional Lender appoints and authorizes Administrative Agent to take such actions as agent on its behalf and to exercise such powers under the Credit Documents as are delegated to Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

3. Effectiveness. Subject to receipt by Administrative Agent of the payments described in Section 4, this Agreement shall become effective on December 12, 2003 (the "Effective Date").

4. Payments on Effective Date. In consideration of the Assumed Rights and Obligations, the following payments shall be made on the Effective Date:

(a) Additional Lender shall pay to Administrative Agent for distribution to each other Lender: (i) the principal amount of the Revolving Loans made by such other Lender pursuant to the Credit Agreement and outstanding on the Effective Date that are greater than such other Lender’s Proportionate Share of all Revolving Loans as determined on the Effective Date, and (ii) the amount of all L/C Credit Extensions for which such other Lender has reimbursed L/C Issuer that are outstanding on the Effective Date and are greater than such other Lender’s Proportionate Share of all L/C Credit Extensions as determined on the Effective Date; and

(b) Borrower shall pay to Administrative Agent for distribution to Additional Lender a fee equal to 0.75% of the amount set forth on Attachment 1 hereto under the heading "Commitment".

5. Allocation and Payment of Interest and Fees. Administrative Agent shall pay to Additional Lender all interest, commitment fees and other amounts that are paid by or on behalf of Borrower pursuant to the Credit Documents and are attributable to the Assumed Rights and Obligations, that accrue on and after the Effective Date.

6. Representations and Warranties. Additional Lender represents and warrants to Administrative Agent and the other Lenders as follows:

(a) It has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement.

(b) The making and performance of this Agreement and all documents required to be executed and delivered by it hereunder do not and will not violate any law or regulation applicable to it.

(c) This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

(d) All approvals, authorizations or other actions by, or filings with, any Governmental Authority necessary for the validity or enforceability of its obligations under this Agreement have been made or obtained.

(e) Additional Lender has made and shall continue to make its own independent investigation of the financial condition, affairs and creditworthiness of Borrower and any other Person obligated under the Credit Documents (collectively, "Credit Parties"), and the value of any collateral now or hereafter securing any of the obligations, indebtedness, liabilities or undertakings under the Credit Documents ("Collateral"), in connection with its assumption of the Assumed Rights and Obligations.

(f) Additional Lender has received a copy of the Credit Documents and such other documents, financial statements and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement.

7. No Responsibility by Administrative Agent or Other Lenders. Neither Administrative Agent nor any other Lender makes any representation or warranty or assumes any responsibility to Additional Lender for:

(a) the execution (by any party other than such party), effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of the Credit Documents or for any representations, warranties, recitals or statements made in the Credit Documents or in any financial or other written or oral statement, instrument, report, certificate or any other document made or furnished or made available to Additional Lender by such party or by or on behalf of any Credit Party in connection with the Credit Documents and the transactions contemplated thereby;

(b) the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the existence or possible existence of any Default or Event of Default under the Credit Documents, but this shall not relieve Administrative Agent of any obligation under the Credit Agreement to deliver notice of such Default or Event of Default; or

(c) the accuracy or completeness of any information provided to Additional Lender, whether by such party or by or on behalf of any Credit Party.

Neither Administrative Agent nor any other Lender shall have any initial or continuing duty or responsibility to make any investigation of the financial condition, affairs or creditworthiness of any of the Credit Parties, or the value of any Collateral, in connection with Additional Lender’s assumption of the Assumed Rights and Obligations or to provide Additional Lender with any credit or other information with respect thereto, whether coming into its possession before the date hereof or at any time or times thereafter, except as otherwise expressly provided in the Credit Agreement.

8. Foreign Withholding. On or before the Effective Date, Additional Lender shall comply with the provisions of Subparagraph 2.12(b) of the Credit Agreement.

9. General.

(a) This Agreement constitutes the entire understanding with respect to the subject matter hereof and supersedes all prior and current understandings and agreements, whether written or oral.

(b) No term or provision of this Agreement may be amended, waived or terminated orally, but only by an instrument signed by Additional Lender, Borrower, Administrative Agent and L/C Issuer.

(c) This Agreement may be executed in one or more counterparts. Each set of executed counterparts shall be an original. Executed counterparts may be delivered by facsimile transmission.

(d) This Agreement shall be binding upon and inure to the benefit of Additional Lender and the other parties to the Credit Agreement and their respective successors and assigns. Additional Lender may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Borrower, Administrative Agent, L/C Issuer and the Required Lenders. The preceding sentence shall not limit the right of Additional Lender to grant to others assignments of or participations in all or part of the Assumed Rights and Obligations to the extent permitted by the terms of the Credit Documents.

(e) All payments by or to Additional Lender hereunder shall be made in United States Dollars, in immediately available funds. Payments by Additional Lender hereunder shall be made to Administrative Agent to the address or account specified in the Credit Agreement. Payments to Additional Lender shall be made to the address or account specified on Attachment 1 to this Agreement. The address of Additional Lender for notice purposes under the Credit Agreement shall be as specified on Attachment 1 to this Agreement.

(f) If any provision of this Agreement is held invalid, illegal or unenforceable, the remaining provisions hereof will not be affected or impaired in any way.

(g) Additional Lender shall bear its own expenses in connection with the preparation and execution of this Agreement.

(h) This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

IN WITNESS WHEREOF, Additional Lender has executed this Agreement as of the date first above written.

ADDITIONAL LENDER:

BANK OF AMERICA, N.A.

By:  /s/ Michael R. Chryssikos

Printed Name: Michael R. Chryssikos

Title: Vice President

ACKNOWLEDGED AND AGREED:

BORROWER:

WILD OATS MARKETS, INC.

By: /s/ Freya Brier

Printed Name: Freya Brier

Title: Vice President, Legal

ADMINISTRATIVE AGENT: WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Administrative Agent

By:  /s/ Marc Rosenberg

Printed Name: Marc Rosenberg

Title: Vice President

L/C ISSUER: WELLS FARGO BANK, NATIONAL ASSOCIATION, as L/C Issuer

By: /s/ Marc Rosenberg

Printed Name: Marc Rosenberg

Title: Vice President

SWING LINE LENDER: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Swing Line Lender

By: /s/ Marc Rosenberg

Printed Name: Marc Rosenberg

Title: Vice President

ATTACHMENT 1 TO

JOINDER AGREEMENT

Lender	Commitment	Proportionate Share
Bank of America, N.A.	$20,000,000	21.052631579%
Applicable Lending Office and Address for Notices:
Credit Matters:

Bank of America, N.A.
700 Louisiana Street, 7th Floor
Houston, TX 77002
Attention: Mike Chryssikos
Tel. No.: (713) 247-7153
Fax No.: (713) 247-7748
E-Mail: mike.chryssikos@bankofamerica.com

Operations/Administration:

Bank of America, N.A.
700 Louisiana, 7th Floor
Houston, TX 77002
Attention: Patty Breiner
Tel. No.: (713) 247-7552
Fax No.: (713) 247-7748
E-Mail: patty.breiner@bankofamerica.com

Wiring Instructions:

Bank of America, N.A.
1201 Main Street
Dallas, TX
ABA Number: 111000025
Account Name: Loan Operations
Account Number: 0180019828
Reference: Wild Oats Markets, Inc.